UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 29, 2024
Date of report (Date of earliest event reported)
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SEI INVESTMENTS COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Freedom Valley Drive
Oaks, Pennsylvania 19456
(Address of principal executive offices) (Zip Code)
(610) 676-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEIC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On May 29, 2024, at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of SEI Investments Company (the “Company”), shareholders of the Company approved the Company’s 2024 Omnibus Equity Compensation Plan (the “2024 Plan”). The 2024 Plan had been approved by the Company’s Board of Directors on April 2, 2024, subject to shareholders’ approval, and became effective upon receipt of shareholders’ approval on May 29, 2024. A description of the 2024 Plan is included on pages 53 - 64 of the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 15, 2024 and is incorporated herein by reference. Such description is qualified in its entirety by reference to the actual terms of the 2024 Plan, which is attached as approved as Exhibit 10.15 hereto.
The Company has adopted an Executive Severance and Change of Control Plan (the “Severance Plan”). Under the Severance Plan, each executive permitted to participate in accordance with the Severance Plan’s terms will be entitled to receive the payments and benefits described below in the event the executive is subject to a Qualifying Termination. All capitalized terms used, but not defined, shall have the meanings set forth in the Severance Plan.
If the executive is terminated without Cause or the executive resigns for Good Reason, the executive shall receive: (i) a cash payment equal to the sum of (x) the product of 1.5 times the sum of (a) the executive’s Annual Base Salary in effect as of the Termination Date, plus (b) the executive’s Target Bonus for the year in which the Termination Date occurs, plus (y) the executive’s Pro-Rata Target Bonus for the year in which the Termination Date occurs; (ii) all unvested Options and Stock Appreciation Rights held by the executive as of the Termination Date shall continue to vest for a period of 24 months from the Termination Date; (iii) the exercise period for all vested Options and Stock Appreciation Rights held by the executive as of the Termination Date and any unvested Options and Stock Appreciation Rights held as of the Termination Date that become vested during the 24-month period after the Termination shall, in each case, be exercisable for a period equal to the shorter of (a) the 27-month period after the Termination Date, and (b) the then remaining term of the relevant Option or Stock Appreciation Right; (iv) any unvested Stock Units shall vest on a pro-rata basis determined by using a fraction, the numerator of which shall be the number of months an individual Stock Unit award has been held and the denominator of which shall be the total number of months that the individual Stock Unit Award must be held until it vests; and (v) continued participation in the Company’s health and dental plans with monthly premiums to be paid by the Company for 18 months, provided the executive elects continuation coverage pursuant to Section 4980B of the Code and related guidance.
If the executive is terminated as a result of Disability: (i) an amount equal to the executive’s Pro-Rata Target Bonus; (ii) full vesting of all unvested Stock Units held by the executive as of the Termination Date; (iii) full vesting of all unvested Options and Stock Appreciation Rights held by the executive on the Termination Date; and (iv) all vested Options and Stock Appreciation Rights held by the executive on the Termination Date (including those for which the vesting was accelerated pursuant to the foregoing (clause (iii)) shall be exercisable for a period equal to the shorter of (a) the 12-month period after the Termination Date, and (b) the then remaining term of the relevant Option or Stock Appreciation Right.
If the executive is terminated as a result of death: (i) an amount equal to the executive’s Target Bonus for the year in which the Termination Date occurs; (ii) full vesting of all unvested Stock Units held by the executive as of the Termination Date; (iii) full vesting of all unvested Options and Stock Appreciation Rights held by the executive on the Termination Date; and (iv) all vested Options and Stock Appreciation Rights held by the executive on the Termination Date (including those for which the vesting was accelerated pursuant to the foregoing (clause (iii)) shall be exercisable for a period equal to the shorter of (a) the 12-month period after the Termination Date, and (b) the then remaining term of the relevant Option or Stock Appreciation Right.
If the executive terminated as a result of Retirement: all unvested Stock Units, Options, and Stock Appreciation Rights held by the executive shall continue to vest and be exercisable as if the executive remained employed with the Company, subject to the executive’s compliance with all Restrictive Covenant Obligations after the Termination Date.
If the executive experiences a Qualifying Termination or Retirement during a Change of Control Period: (i) a cash payment equal to the product of 1.5 times the sum of (a) the executive’s Annual Base Salary in effect as of the Termination Date, plus (b) the executive’s Target Bonus for the year in which the Termination Date occurs, plus, (c) the Pro-Rata Target Bonus for the year in which the Termination Date occurs; (ii) full vesting of all unvested Stock Units, Options, and Stock Appreciation Rights held by the executive as of the Termination Date, subject to the adjustments described herein, and (iii) continued participation in the Company’s health and dental plans with monthly premiums to be paid by the Company for 18 months, provided the executive elects continuation coverage pursuant to Section 4980B of the Code and related guidance. All Options and Stock Appreciation Rights which are fully vested as of the executive’s Termination Date shall be exercisable during the 12-month period immediately following the Termination Date.
An executive’s receipt of payments and benefits under the Severance Plan will be conditioned upon the executive’s execution and non-revocation of a general waiver and release of claims in favor of the Company. The Company may amend or terminate the Severance Plan at any time; provided, however, that no such termination or amendment may materially and adversely affect any rights of any executive that is entitled to participate in the Severance Plan who has incurred a Qualifying Termination prior to the date of such termination or amendment; and provided, further that the Severance Plan cannot be terminated or materially amended during the 24-month period beginning on the date of a Change of Control.
The description set forth above is only a summary of the Severance Plan and is qualified in its entirety by reference to the full Severance Plan, which is filed herewith as Exhibit 10.16.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, the following matters were submitted to the shareholders of the Company:
(1)The following nominees were elected as directors of the Company for terms expiring in the year 2027 and received the votes set forth opposite their names below:

Name of Nominee	For	Against	Abstain
Carl A. Guarino	81,986,346	21,187,686	288,284
Stephanie D. Miller	102,878,356	464,437	119,523
Carmen V. Romeo	89,148,188	14,205,236	108,892
There were a total of 5,501,782 broker non-votes for the election of directors.
Because the Board of Directors is divided into three classes with one class elected each year to hold office for a three-year term, the term of office for the following directors continued after the Annual Meeting: Jonathan A. Brassington, William M. Doran, Ryan P. Hicke, Kathryn M. McCarthy and Alfred P. West, Jr.
(2)A resolution to approve, on an advisory basis, the compensation of named executive officers, was approved by 61.8% of the votes cast based on the votes set forth below:

For	Against	Abstain
63,842,021	39,451,389	168,906
There were a total of 5,501,782 broker non-votes on this matter.
(3)    A resolution to approve the adoption of the 2024 Omnibus Equity Compensation Plan received the votes set forth below:

For	Against	Abstain
84,926,107	18,392,780	143,429
There were a total of 5,501,782 broker non-votes on this matter.
(4)    The appointment of KPMG LLP as the independent registered public accountants to examine the Company's consolidated financial statements for 2024 was ratified by 99.5% of the votes cast based on the votes set forth below:

For	Against	Abstain
108,298,873	583,047	82,178

Item 8.01.	Other Events.
On May 29, 2024, the Board of Directors of the Company declared a dividend of $0.46 per share. The cash dividend will be payable to shareholders of record on June 10, 2024, with a payment date of June 18, 2024.
A copy of the press release is furnished as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits.

10.15	2024 Omnibus Equity Compensation Plan, as approved by the Company's shareholders on May 29, 2024.

10.16	SEI Investments Company Executive Severance and Change of Control Plan dated May 29, 2024.

99.1	Press Release of SEI Investments Company dated May 29, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI Investments Company

Date:	May 30, 2024	By:	/s/ Sean J. Denham
Sean J. Denham
Chief Financial Officer